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                                                                    Exhibit 16.2

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 25, 2002

Ladies and Gentlemen:

We have read paragraphs one through five of Item 4 included in the Form 8-K/A dated May 9, 2002 of Hibbett Sporting Goods, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP



C. Matthew Lusco

caw

Copy to:
         Mr. Gary A. Smith
         Chief Financial Officer
         Hibbett Sporting Goods, Inc.